Exhibit (h)(vi)(B)

SCHEDULE A

TO DIREXION SHARES ETF TRUST ADVISORY FEE WAIVER AGREEMENT

As of September 1, 2011 through September 1, 2017 (the “applicable Period”)

Advisory fee limit applicable to each Fund:

Fund	Rate	Limit	Rate after Limit
Direxion S&P 500® Volatility Response Shares	0.45%	0.10%	0.35%
Direxion Value Line Mid- and Large-Cap High Dividend ETF	0.45%	0.15%	0.30%
Direxion Value Line Small- and Mid-Cap High Dividend ETF	0.45%	0.15%	0.30%
Direxion Value Line Conservative Equity ETF	0.45%	0.15%	0.30%
Direxion Daily S&P 500® Bull 1.25X Shares	0.45%	0.15%	0.30%
Direxion Daily Small Cap Bull 1.25X Shares	0.45%	0.15%	0.30%
Direxion Daily FTSE Developed Markets Bull 1.25X Shares	0.45%	0.15%	0.30%
Direxion Daily FTSE Emerging Markets Bull 1.25X Shares	0.45%	0.15%	0.30%
Direxion Daily 7-10 Year Treasury Bull 1.25X Shares	0.45%	0.15%	0.30%
Direxion Daily 20+ Year Treasury Bull 1.25X Shares	0.45%	0.15%	0.30%
Direxion Daily Corporate Bond Bull 1.25X Shares	0.45%	0.15%	0.30%
Direxion Daily Mid Cap Bull 1.25X Shares	0.45%	0.15%	0.30%
Direxion Daily Dow 30 Bull 1.25X Shares	0.45%	0.15%	0.30%
Direxion Daily MSCI REIT Index Bull 1.25X Shares	0.45%	0.15%	0.30%
Direxion Daily Financial Select Sector Bull 1.25X Shares	0.45%	0.15%	0.30%
Direxion Daily Technology Select Sector Bull 1.25X Shares	0.45%	0.15%	0.30%
Direxion Daily Health Care Select Sector Bull 1.25X Shares	0.45%	0.15%	0.30%
Direxion Daily Energy Select Sector Bull 1.25X Shares	0.45%	0.15%	0.30%
Direxion Daily Consumer Staples Select Sector Bull 1.25X Shares	0.45%	0.15%	0.30%
Direxion Daily Industrial Select Sector Bull 1.25X Shares	0.45%	0.15%	0.30%
Direxion Daily Consumer Discretionary Select Sector Bull 1.25X Shares	0.45%	0.15%	0.30%
Direxion Daily Utilities Select Sector Bull 1.25X Shares	0.45%	0.15%	0.30%
Direxion Daily Materials Select Sector Bull 1.25X Shares	0.45%	0.15%	0.30%
Direxion Daily FTSE Developed Europe Currency Hedged Bull 1.25X Shares	0.45%	0.15%	0.30%
Direxion Daily FTSE Emerging Markets Currency Hedged Bull 1.25X Shares	0.45%	0.15%	0.30%
Direxion Daily FTSE Europe Currency Hedged Bull 1.25X Shares	0.45%	0.15%	0.30%
Direxion Daily FTSE Japan Currency Hedged Bull 1.25X Shares	0.45%	0.15%	0.30%

Tiered Advisory Fee Limit for each of the leveraged Funds listed below:

Net Assets		Net Assets	Rate

0	>	$1,500,000,000	0.75%
$1,500,000,000	>	$2,000,000,000	0.70%
$2,000,000,000	>	$2,500,000,000	0.65%
$2,500,000,000	>	$3,000,000,000	0.60%
$3,000,000,000	>	$3,500,000,000	0.55%
$3,500,000,000	>	$4,000,000,000	0.50%
$4,000,000,000	>	$4,500,000,000	0.45%
$4,500,000,000 and above			0.40%

Funds

Direxion Daily S&P 500® Bull 3X Shares

Direxion Daily S&P 500® Bear 3X Shares

Direxion Daily Mid Cap Bull 3X Shares

Direxion Daily Mid Cap Bear 3X Shares

Direxion Daily Small Cap Bull 3X Shares

Direxion Daily Small Cap Bear 3X Shares

Direxion Daily Developed Markets Bull 3X Shares

Direxion Daily Developed Markets Bear 3X Shares

Direxion Daily Emerging Markets Bull 3X Shares

Direxion Daily Emerging Markets Bear 3X Shares

Direxion Daily FTSE China Bull 3X Shares

Direxion Daily FTSE China Bear 3X Shares

Direxion Daily India Bull 3X Shares

Direxion Daily Latin America Bull 3X Shares

Direxion Daily Energy Bull 3X Shares

Direxion Daily Energy Bear 3X Shares

Direxion Daily Financial Bull 3X Shares

Direxion Daily Financial Bear 3X Shares

Direxion Daily Technology Bull 3X Shares

Direxion Daily Technology Bear 3X Shares

Direxion Daily Real Estate Bull 3X Shares

Direxion Daily Real Estate Bear 3X Shares

Direxion Daily 7-10 Year Treasury Bull 3X Shares

Direxion Daily 7-10 Year Treasury Bear 3X Shares

Direxion Daily 20+ Year Treasury Bull 3X Shares

Direxion Daily 20+ Year Treasury Bear 3X Shares

Direxion Daily Corporate Bond Bull 3X Shares

Direxion Daily Corporate Bond Bear 3X Shares

Direxion Daily High Yield Bull 3X Shares

Direxion Daily High Yield Bear 3X Shares

Direxion Daily Municipal Bond Bull 3X Shares

Direxion Daily Clean Energy Bull 3X Shares

Direxion Daily Clean Energy Bear 3X Shares

Direxion Daily Healthcare Bull 3X Shares

Direxion Daily Healthcare Bear 3X Shares

Direxion Daily Retail Bull 3X Shares

Direxion Daily Semiconductor Bull 3X Shares

Direxion Daily Semiconductor Bear 3X Shares

Direxion Daily Gold Miners Index Bull 3X Shares

Direxion Daily Gold Miners Index Bear 3X Shares

Direxion Daily Natural Gas Related Bull 3X Shares

Direxion Daily Natural Gas Related Bear 3X Shares

Direxion Daily Russia Bull 3X Shares

Direxion Daily Russia Bear 3X Shares

Direxion Daily Basic Materials Bull 3X Shares

Direxion Daily Junior Gold Miners Index Bull 3X Shares

Direxion Daily Junior Gold Miners Index Bear 3X Shares

Direxion Daily Regional Banks Bull 3X Shares

Direxion Daily Regional Banks Bear 3X Shares

Direxion Daily Silver Miners Bull 3X Shares

Direxion Daily Silver Miners Bear 3X Shares

Direxion Daily Brazil Bull 3X Shares

Direxion Daily FTSE Europe Bull 3X Shares

Direxion Daily South Korea Bull 3X Shares

Direxion Daily Japan Bull 3X Shares

Direxion Daily China A Share Bull 3X Shares

Direxion Daily Homebuilders & Supplies Bull 3X Shares

Direxion Daily Homebuilders & Supplies Bear 3X Shares

Direxion Daily S&P Biotech Bull 3X Shares

Direxion Daily S&P Biotech Bear 3X Shares

Direxion Daily S&P Oil & Gas Exp. & Prod. Bull 3X Shares

Direxion Daily S&P Oil & Gas Exp. & Prod. Bear 3X Shares

Direxion Daily MSCI EAFE Currency Hedged Bull 3X Shares

Direxion Daily MSCI EAFE Currency Hedged Bear 3X Shares

Direxion Daily MSCI Emerging Markets Currency Hedged Bull 3X Shares

Direxion Daily MSCI Emerging Markets Currency Hedged Bear 3X Shares

Direxion Daily MSCI Europe Currency Hedged Bull 3X Shares

Direxion Daily MSCI Europe Currency Hedged Bear 3X Shares

Direxion Daily MSCI Japan Currency Hedged Bull 3X Shares

Direxion Daily MSCI Japan Currency Hedged Bear 3X Shares

Direxion Daily FTSE Cürex USD Bull 3X Shares

Direxion Daily FTSE Cürex USD Bear 3X Shares

Direxion Daily FTSE Cürex EUR Bull 3X Shares

Direxion Daily FTSE Cürex EUR Bear 3X Shares

Direxion Daily FTSE Cürex YEN Bull 3X Shares

Direxion Daily FTSE Cürex YEN Bear 3X Shares

Direxion Daily MSCI Germany Currency Hedged Bull 3X Shares

Direxion Daily MSCI Germany Currency Hedged Bear 3X Shares

Direxion Daily S&P 500 Equal Weight Bull 3X Shares

Direxion Daily S&P 500 Equal Weight Bear 3X Shares

Direxion Daily S&P 500 Low Volatility Bull 3X Shares

Direxion Daily S&P 500 Low Volatility Bear 3X Shares

Direxion Daily MLP Bull 3X Shares

Direxion Daily MLP Bear 3X Shares

Direxion Daily Emerging Market Bond Bull 3X Shares

Direxion Daily Emerging Market Bond Bear 3X Shares

Direxion Daily Emerging Market Bond Bull 3X Shares

Direxion Daily Emerging Market Bond Bear 3X Shares

Direxion Daily Cyber Security Bull 3X Shares

Direxion Daily Cyber Security Bear 3X Shares

Direxion Daily Pharmaceutical Bull 3X Shares

Direxion Daily Pharmaceutical Bear 3X Shares

Last Updated: August 13, 2015